QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated March 5, 2013 on the consolidated financial statements of Granite Real Estate Inc. as at December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal controls over financial reporting of Granite Real Estate Inc. as at December 31, 2012, included as an exhibit in this Annual Report on Form 40-F for the year ended December 31, 2012.

Toronto, Canada March 5, 2013
/s/ ERNST & YOUNG LLP Ernst & Young LLP Chartered Accountants Licensed Public Accountants

QuickLinks

  EXHIBIT 4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM